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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
                       November 6, 2001, November 9, 2001,
                      November 16, 2001, November 19, 2001,
                     November 29, 2001 and December 12, 2001

                                       of

                                  FINDWHAT.COM


         MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

-    1,000 shares on November 27, 2001 at $6.00 per share;
-    4,000 shares on December 19, 2001 at $6.15 per share.

This sale was effected by Pond Equities Inc., as agent, at a commission charge equal to $0.05 per share sold. Immediately following this sale, MWCA beneficially owned 30,000 shares of our common stock.

         Global Financial Resources Inc. ("Global") sold the following number of shares of our common stock on the date and at the per share price set forth below:

-    15,250 shares on December 14, 2001 at $5.03 per share.

This sale was effected by Union Securities Ltd., as agent, at a 2% commission charge. Immediately following this sale, Global beneficially owned 35,000 shares of our common stock.

         On December 19, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $6.15.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is December 20, 2001.